Exhibit 5.1

KARR TUTTLE CAMPBELL

A PROFESSIONAL SERVICE CORPORATION

ATTORNEYS AT LAW

1201 Third Avenue, Suite 2900

Seattle, Washington 98101

TELEPHONE: (206) 223-1313

FACSIMILE: (206) 682-7100

October 22, 2010

Cell Therapeutics, Inc.

501 Elliott Avenue West, Suite 400

Seattle, WA 98119

Re: Registration of Securities of Cell Therapeutics, Inc.

Ladies and Gentlemen:

This opinion is furnished to Cell Therapeutics, Inc., a Washington corporation (the “Company”), in connection with the proposed offer and sale by the Company of 21,000 shares of the Company’s preferred stock no par value (the “Preferred Stock”) issued pursuant to the Articles of Amendment to the Company’s amended and restated articles of incorporation, filed with the Secretary of State of the state of Washington on October 20, 2010 (the “Certificate of Designation”), the shares of the Company’s common stock, no par value, issuable upon conversion of the Preferred Stock (the “Underlying Shares”), warrants to purchase up to 22,702,704 shares of the Company’s common stock, no par value (the “Warrants”), and the shares of the Company’s common stock, no par value, issuable upon the exercise of the Warrants (the “Warrant Shares” and, together with the Underlying Shares, the Preferred Stock and the Warrants, the “Securities”) pursuant to that certain Securities Purchase Agreement, dated October 19, 2010 (the “Agreement”), between the Company and the purchasers thereunder. The Securities are being issued pursuant to a Registration Statement on Form S-3 (File No. 333-161442), which was automatically effective upon filing with the Securities and Exchange Commission (the “Commission”) on August 19, 2009 (the “Registration Statement”) under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”), and the base Prospectus dated August 19, 2009 and the Prospectus Supplement dated October 19, 2010, filed with the Commission.

We have reviewed, among other things, (i) the Agreement (ii) the Amended and Restated Articles of Incorporation of the Company, as in effect as of the date hereof, (iii) the Second Amended and Restated Bylaws of the Company, as in effect as of the date hereof, (iv) the form of the Warrants, (vi) a Certificate of Existence/Authorization relating to the Company, issued by the Secretary of State of the State of Washington on October 20, 2010, and (v) the records of the corporate proceedings and other actions taken or proposed to be taken by the Company in connection with the authorization, issuance and sale of the Securities. We have also examined the originals, or copies identified to our satisfaction, of such corporate records of the Company, certificates of public officials, officers of the Company and other persons, and such other documents, agreements and instruments as we have deemed relevant and necessary for the basis of our opinions hereinafter expressed. In such review and examination, we have assumed the following: (a) the legal capacity of all natural persons; (b) the authenticity of original documents and the genuineness of all signatures; (c) the conformity to the originals of all documents submitted to us as copies; and (d) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.

Based upon the foregoing and our examination of such questions of law as we have deemed necessary or appropriate for the purpose of our opinion, and subject to the assumptions, limitations and qualifications expressed herein, it is our opinion that:

1. The Preferred Stock, when sold and delivered in accordance with the Agreement and after receipt of payment therefor, will be validly issued, fully paid and non-assessable.

2. The Underlying Shares, when issued upon valid conversion of the Preferred Stock in accordance with the terms of the Certificate of Designation, will be validly issued, fully paid, and non-assessable.

3. The Warrant Shares, when issued upon valid exercise of the Warrants in accordance the terms of such Warrants and after receipt of payment therefor, will be validly issued, fully paid and non-assessable.

4. The Warrants have been duly authorized by all necessary corporate action on the part of the Company, executed and delivered by the Company and constitute legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally, and by general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law.

The opinions expressed herein are subject to the following assumptions, limitations and qualifications:

a. We have assumed that (i) the Registration Statement, and any amendments thereto, will remain effective during the period when the Securities are offered, sold or issued, including upon the conversion of the Preferred Stock and exercise of the Warrants and (ii) the Warrants will be issued in the form we have reviewed and will have been signed by a duly authorized signatory.

b. We have assumed that the Warrants will be governed by the laws of the State of New York. Our opinions in paragraph 4, to the extent governed by the laws of the State of New York, are based exclusively on the assumption that New York law is identical to Washington State law. We advise you that we do not practice in New York or New York law, and that, accordingly, we provide no opinions as to the laws of the State of New York, except as expressly set forth herein subject to the foregoing assumption. We express no opinion as to laws other than the laws of the State of New York with respect to the opinions set forth in paragraph 4 above, subject to foregoing assumption, and the Washington Business Corporation Act with respect to the opinions set forth in paragraphs 1, 2, 3 and 4 above, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Washington, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

c. As noted, the enforceability of the Warrants is subject to the effect of general principles of equity. As applied to the Warrants, these principles will require the parties thereto to not invoke penalties for defaults that bear no reasonable relation to the damage suffered or that would otherwise work a forfeiture.

d. The effectiveness of indemnities, rights of contribution, exculpatory provisions, choice of venue or jurisdiction provisions, waiver of jury trials, and waivers of the benefits of statutory provisions may be limited on public policy grounds.

e. Provisions of the Warrants requiring that waivers must be in writing may not be binding or enforceable if a non-executory oral agreement has been created modifying any such provision or an implied agreement by trade practice or course of conduct has given rise to a waiver.

f. This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Agreement, the Securities or the Registration Statement.

g. This opinion letter is based on the customary practice of lawyers who regularly give, and lawyers who regularly advise opinion recipients regarding, opinions of the kind involved, including customary practice as described in bar association reports.

We hereby consent to the filing of this opinion as an exhibit to the current report on Form 8-K to be filed with the Commission on the date hereof for incorporation by reference into the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the Prospectus Supplement filed October 19, 2010, pertaining to this transaction. In giving such consent, we do not believe that we are “experts” within the meaning of such term as used in the Securities Act or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

Very truly yours,

/s/ KARR TUTTLE CAMPBELL,

a professional service corporation